UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2017

RITTER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37428	26-3474527
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1880 Century Park East, Suite 1000
Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 203-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 4, 2017, Ritter Pharmaceuticals, Inc. (the “Company”) entered into a common stock purchase agreement (the “Purchase Agreement”) with Aspire Capital Fund, LLC (“Aspire Capital”). The Purchase Agreement provides the Company, at its sole discretion, the ability to access up to an aggregate of $6.5 million through the sale of shares of the Company's common stock. The term of the Purchase Agreement is 30 months from the execution of the Purchase Agreement, subject to the conditions and limitations set forth therein. In consideration for entering into the Purchase Agreement, the Company has agreed to issue to Aspire Capital 137,324 shares of the Company’s common stock with an aggregate dollar value equal to $97,500 (the “Commitment Shares”). Concurrently with entering into the Purchase Agreement, the Company entered into a registration rights agreement with Aspire Capital.

Concurrently with entering into the Purchase Agreement, the Company entered into a registration rights agreement with Aspire Capital (the “Registration Rights Agreement”), in which the Company agreed to file with the Securities and Exchange Commission (the “Commission”) a prospectus supplement to the Company’s effective shelf registration statement on Form S-3 (File No. 333-213087), registering all of the shares of common stock that may be offered to Aspire Capital from time to time, including the Commitment Shares.

Under the Purchase Agreement, on any trading day selected by the Company, following the filing of the prospectus supplement and the satisfaction of other closing conditions, the Company has the right, in its sole discretion, to present Aspire Capital with a purchase notice (each, a “Purchase Notice”), directing Aspire Capital (as principal) to purchase up to 100,000 shares of the Company’s common stock per trading day (which may be increased by as much as an additional 2,000,000 shares per trading day by mutual agreement), up to an aggregate of $6.5 million of the Company’s common stock that may be sold under the Purchase Agreement, at a per share price (the “Purchase Price”) equal to the lesser of:

●	the lowest sale price of the Company’s common stock on the sale date; or

●	the arithmetic average of the three (3) lowest closing sale prices for the Company’s common stock during the ten (10) consecutive trading days ending on the trading day immediately preceding the sale date.

The aggregate purchase price payable by Aspire Capital on any one purchase date may not exceed $500,000, unless otherwise mutually agreed.

In addition, on any date on which the Company submits a Purchase Notice to Aspire Capital in an amount equal to 100,000 shares and our stock price is not less than $0.25 per share, the Company also has the right, in its sole discretion, to present Aspire Capital with a volume-weighted average price purchase notice (each, a “VWAP Purchase Notice”) directing Aspire Capital to purchase an amount of common stock equal to up to 30% of the aggregate shares of the Company’s common stock traded on its principal market on the next trading day (the “VWAP Purchase Date”), as determined by the Company. The purchase price per share pursuant to such VWAP Purchase Notice is generally 97% of the volume-weighted average price for the Company’s common stock traded on its principal market on the VWAP Purchase Date.

The Company may deliver multiple Purchase Notices and VWAP Purchase Notices to Aspire Capital from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed.

The Purchase Agreement provides that the Company and Aspire Capital will not effect any sales under the Purchase Agreement on any purchase date where the closing sale price of the Company’s common stock is less than $0.25. There are no trading volume requirements or restrictions under the Purchase Agreement, and the Company will control the timing and amount of sales of the Company’s common stock to Aspire Capital.

The Purchase Agreement provides that the number of shares that may be sold pursuant to the Purchase Agreement will be limited to 2,842,417 (the “Exchange Cap”), which represents 19.99% of the Company’s outstanding shares of common stock as of May 2, 2017, unless stockholder approval or an exception pursuant to the rules of the NASDAQ Capital Market is obtained to issue more than 19.99%. This limitation will not apply if, at any time the Exchange Cap is reached and at all times thereafter, the average price paid for all shares issued under the Purchase Agreement is equal to or greater than $0.68, which was the consolidated closing bid price of the Company’s common stock on May 4, 2017. The Company is not required or permitted to issue any shares of common stock under the Purchase Agreement if such issuance would breach its obligations under the rules or regulations of the NASDAQ Capital Market.

Aspire Capital has no right to require any sales by the Company, but is obligated to make purchases from the Company as directed by the Company in accordance with the Purchase Agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement.

The Purchase Agreement may be terminated by the Company at any time, at its discretion, without any cost to the Company. The Purchase Agreement may be terminated by Aspire Capital following specified events of default of the Company, including the lack of availability of a registration statement to register under the Securities Act sales of shares to Aspire Capital under the Purchase Agreement, the suspension from trading or delisting of the Company’s common stock, specified breaches by the Company of the terms of the Purchase Agreement and specified Company bankruptcy events.

Aspire Capital has agreed that neither it nor any of its agents, representatives and affiliates will engage in any direct or indirect short-selling or hedging of the Company’s common stock during any time prior to the termination of the Purchase Agreement.

Any proceeds the Company receives under the Purchase Agreement are expected to be used for working capital and general corporate purposes.

The foregoing is a summary description of certain terms of the Purchase Agreement and the Registration Rights Agreement and, by its nature, is incomplete. Copies of the Purchase Agreement and Registration Rights Agreement are filed herewith as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. All readers are encouraged to read the entire text of the Purchase Agreement and the Registration Rights Agreement.

The Purchase Agreement is being filed herewith solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company or any of its affiliates. The representations, warranties and covenants contained in the Purchase Agreement are made solely for purposes of the Purchase Agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The legal opinion of Reed Smith LLP, counsel to the Company, relating to the shares of common stock being offered to Aspire Capital is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Registration Rights Agreement, dated May 2, 2017 between Ritter Pharmaceuticals, Inc. and Aspire Capital Fund, LLC

5.1	Opinion of Reed Smith LLP

10.1	Common Stock Purchase Agreement, dated May 2, 2017, between Ritter Pharmaceuticals, Inc. and Aspire Capital Fund, LLC

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITTER PHARMACEUTICALS, INC.

		By:	/s/ Michael D. Step
		Name:	Michael D. Step
		Title:	Chief Executive Officer

Date:	May 9, 2017

Exhibit Index

Exhibit No.	Description

4.1	Registration Rights Agreement, dated May 4, 2017 between Ritter Pharmaceuticals, Inc. and Aspire Capital Fund, LLC

5.1	Opinion of Reed Smith LLP

10.1	Common Stock Purchase Agreement, dated May 4, 2017, between Ritter Pharmaceuticals, Inc. and Aspire Capital Fund, LLC